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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

        This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made as of February 10, 2003 between Lauren P. Silvernail (the "Executive"), and ISTA Pharmaceuticals, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties agree as follows:

        1. EMPLOYMENT AND TERM. The Company hereby employs Executive, and Executive hereby accepts employment with the Company at its offices in Irvine, California, commencing on March 10, 2003 (the "Effective Date").

        2. POSITION AND DUTIES.

                (a) CHIEF FINANCIAL OFFICER AND VICE-PRESIDENT CORPORATE DEVELOPMENT. Executive will hold the office of Chief Financial Officer and VP Corporate Development of the Company, reporting to the President & Chief Executive Officer of the Company, serving the Company faithfully and to the best of her ability, whereby she shall devote her full work time, attention, skill and efforts to the performance of her duties. Such duties shall be carried out principally at the Company's headquarters in Irvine, California, and such other locations upon which Executive and the Board may agree. Executive shall have such duties and responsibilities as are normal for such position, and will work in close cooperation with the President and Board of Directors.

        3. COMPENSATION. The Company shall pay Executive, and Executive hereby agrees to accept, as compensation for all services to be rendered to the Company and for Executive's agreements concerning intellectual property covenants described by Sections within this Agreement hereof and attachments to this Agreement, the compensation set forth in this Section 3.

                (a) SALARY. Beginning on the Effective Date, the Company shall pay Executive an initial gross monthly base salary of Seventeen Thousand Eighty-Three Dollars and Thirty-Three Cents ($17,083.33), which reflects an annualized salary amount of Two Hundred and Five Thousand Dollars ($205,000). The Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company and shall be paid and withheld in accordance with the Company's normal payroll practices for its executive employees. The Company may in its discretion adjust this salary from time to time in the future.

                (b) STOCK OPTIONS.

                        (i) Upon the Effective Date of this Agreement, Executive will be granted a stock option to purchase 165,000 shares of the Company's Common Stock in



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accordance with the terms of the 2000 Stock Plan, as amended. The exercise price for the Shares shall be the fair market value of the Company's Common Stock at the time of grant (the "Option"). The Option will vest as to 25% of the shares subject to the Option on the one-year anniversary of the Effective Date, and as to 1/48th of the shares subject to the Option monthly thereafter, so that the Option will be fully vested and exercisable on the fourth anniversary of the Effective Date.

                (c) REIMBURSEMENT OF EXPENSES. During the course of employment, Executive shall be reimbursed for items of travel, food and lodging and miscellaneous expenses reasonably incurred by her on behalf of the Company, provided that such expenses are incurred, documented and submitted to the Company, all in accordance with the reimbursement policies of the Company in effect at the time the expenses were incurred.

                (d) BONUS. Executive shall be eligible to earn an annual performance bonus of up to 35% of her Salary upon the completion of performance goals established by the President. Executive shall be eligible for consideration for a full year bonus in 2003 notwithstanding her employment commencement date.

                (e) COMPANY BENEFITS. While employed by the Company, Executive shall be entitled to receive the benefits of employment described in the Company's Employee Handbook, when and as Executive becomes eligible for them. The Company's Employee Handbook may be revised from time to time at the sole discretion of the Company. Executive will be eligible to participate in the company's medical, dental and vision insurance plans, pursuant to their terms. Additionally, the Company will pay for the costs of short-term, long-term disability, life insurance and long-term care insurance policies for the benefit of the Executive as available and at a level consistent with that received by other employees in comparable positions. Executive will also be entitled to a total of $5,000 per year for out-of-pocket expenses incurred by Executive, Executive's spouse and/or minor children for medical, dental, vision or life, long-term care or disability insurance. Executive will be entitled to four weeks paid vacation per year.

        4. PROPRIETARY INFORMATION AND INVENTIONS AND AGREEMENT. Executive agrees to enter into and be bound by the provisions of the Company's Employee Confidentiality and Invention Assignment Agreement (the "Confidentiality Agreement"), attached hereto as Exhibit A. Notwithstanding any termination of this Agreement or Executive's employment by the Company, Executive agrees to continue to be bound by the Confidentiality Agreement. Executive agrees to comply with any and all current and future Company policies governing employees generally, and to execute and be bound by any future agreements required of executives, as a condition of employment, by the Board.

        5. OUTSIDE ACTIVITIES.

                (a) OTHER EMPLOYMENT. Except with the prior written consent of the President or as set forth above, Executive will not serve on any other company's Board of Directors or undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of her duties hereunder.



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                (b) PROFESSIONAL ACTIVITIES. Executive from time to time may engage in certain professional activities including seminars, speaking engagements, and authoring of publications so long as such activities do not materially interfere with the performance of her duties hereunder. Whenever possible, Executive's expenses should be reimbursed by the other party. Executive may retain all honoraria or payments received from such activities only if the Company is not required to reimburse Executive for any expenses incurred by such activities.

                (c) CONFLICT OF INTEREST. While employed by the Company, Executive shall not engage in any activity in competition with or against the best interest of the Company and agrees to inform the Company immediately of any actual or potential conflict of interest as required in the Proprietary Agreement. This shall include assuming or maintaining any outside business relationship that might inhibit or prejudice the exercise of sound ethical judgment or that might otherwise adversely affect the Company or its reputation, including but not limited to: (i) employment or providing services with another firm while in the employment of the Company if the firm is a competitor, a supplier, or one that will likely become a competitor or supplier in the future,
(ii) holding a substantial financial interest in a firm to which the Company makes sales, or that provides services, materials or equipment to the Company, and (iii) the acceptance of gifts or favors from an outside organization that are substantial enough to cause undue influence in conducting business for the Company.

        6. AT WILL EMPLOYMENT. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at will at all times during Employee's employment, which means that either the Employee or the Company can terminate the employment relationship at any time, with or without cause, and with or without advance notice. If Employee's at will employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or by the Employee's Change of Control Severance Agreement.

        7. TERMINATION. Upon termination of Executive's employment hereunder, Executive shall be entitled to such compensation and benefits as described in this Section.

                (a) INVOLUNTARY TERMINATION PRIOR TO A CHANGE OF CONTROL. If Executive's employment with the Company terminates prior to a "Change of Control" (as defined herein) other than voluntarily or for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 9, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to her Salary, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies.

                (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. If Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then all vesting of the Option will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately, except as to amounts already earned.

                (c) DISABILITY. In the event that Executive, because of accident, disability or physical or mental illness, is incapable of performing her usual duties hereunder, the Company



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shall have the right to terminate Executive's employment hereunder upon thirty
(30) days prior written notice to Executive. For purposes of this Section (d), Executive shall be deemed to have become incapable of performing her usual duties hereunder if the Board shall reasonably determine that Executive is, by reason of any medically-determinable physical or mental impairment expected to result in death or to be of a duration of not less than six (6) months, unable to perform consistently and materially her usual duties for the Company with or without reasonable accommodation. If Executive's employment hereunder is terminated pursuant to this section, the Company shall pay to Executive as her sole and exclusive right and remedy under this Agreement all accrued and unpaid base salary and reimbursements through the date of Executive's termination and Executive shall also be entitled to receive any then accrued stock pursuant to her stock option agreement, insurance and other rights and benefits to the extent, if at all, Executive was entitled to them under their respective terms.

        8. CHANGE OF CONTROL BENEFITS.

                (a) VESTING ACCELERATION AFTER CHANGE OF CONTROL. Executive shall participate in accelerated vesting after a Change in Control pursuant to the terms outlined in the Change of Control Severance Agreement attached hereto as Exhibit B.

                (b) SEVERANCE AFTER A CHANGE OF CONTROL. Executive shall be eligible for severance after a Change in Control pursuant to the terms outlined in the Change of Control Severance Agreement attached hereto as Exhibit B.

        9. DEFINITIONS.

                (a) CAUSE. For purposes of this Agreement, "Cause" shall mean:
(i) any breach by Executive concerning confidential or proprietary information or conflict of interest as detailed by Sections within this Agreement or in the Proprietary Agreement, (ii) gross breach of fiduciary duty, (iii) material dishonesty, misrepresentation or theft, (iv) conviction of a crime involving moral turpitude, or (v) breach of any other material obligations under this Agreement, which breach has not been cured within thirty (30) days of written notice by the Company to Executive.

                (b) CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall be defined as that term is defined in Section 1(b) of the Change of Control Severance Agreement attached hereto as Exhibit B.

        10. MISCELLANEOUS.

                (a) SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth by Sections within this Agreement hereof shall survive the termination of Executive's employment hereunder.

                (b) SUCCESSOR AND ASSIGNS. This Agreement shall insure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs, and or assigns; provided that neither party shall make any assignments of the Agreement or any interest herein, by operation of law or otherwise, without the prior written



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consent of the other party, except that the Company may assign its rights and obligations under this Agreement to a successor or affiliate of the Company without such consent.

                (c) NOTICES. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, or telecopied to the other party at its address set forth below or at such other address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing in two business days after deposit with the US mail, or in the case of facsimile transmission, during the business day when confirmed by the facsimile machine report or the next business day if received after normal business hours by the recipient.

                        (i)     If to the Company, to:

                                     Vicente Anido, Jr., Ph.D.
                                     ISTA Pharmaceuticals, Inc.
                                     15279 Alton Parkway, Bldg. 100
                                     Irvine, CA 92618

                        (ii)    If to Executive, to:

                                         Lauren P. Silvernail
                                         10 Hertford Street
                                         Newport Coast, CA  92657-1077


                (d) ENTIRE AGREEMENT; ATTACHMENTS. This Agreement, including the Change of Control Severance Agreement, the Confidentiality Agreement and any outstanding stock option agreements and restricted stock purchase agreements referenced herein, represent the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

                (e) WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                (f) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with laws of California.

                (g) SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed,



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construed and enforced in such jurisdiction as closely as possible to conform to the intentions of the parties.

                (h) SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        IN WITNESS WHEREOF, parties have caused this Executive Employment Agreement to be executed the day and year first written above.


                                        ISTA PHARMACEUTICALS, INC.

                                        /s/ Vicente Anido, Jr. Ph.D.
                                        ----------------------------------------
                                        Vicente Anido, Jr., Ph.D.
                                        President & Chief Executive Officer

                                        EXECUTIVE

                                        /s/ Lauren P. Silvernail
                                        ----------------------------------------
                                        Lauren P. Silvernail



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